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                                                              EXHIBIT 23.1

                     CONSENT OF INDEPENDENT AUDITORS

   We consent to the reference to our firm under the captions "Experts" and "Selected Consolidated Financial Data" and to the use of our report dated March 16, 2000 with respect to the consolidated financial statements and the financial statement schedule included in Amendment No. 1 to the Registration Statement on Form F-1 (No. 333-32762) and related Prospectus of Trintech Group PLC for the registration of 6,000,000 American Depositary shares representing 3,000,000 Ordinary Shares.

                                          Ernst & Young

Dublin, Ireland

April 11, 2000